As filed the Securities and Exchange Commission on August 2, 2000
                                                           Registration No. 333_
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                  ----------

                                   FORM S-8

                            REGISTRATION STATEMENT

                                     Under
                          THE SECURITIES ACT OF 1933

                                  ----------

                        GENESIS MICROCHIP INCORPORATED
            (Exact name of Registrant as specified in its charter)

                                  ----------

     Nova Scotia, Canada                                          None
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                           Identification Number)

                         165 Commerce Valley Drive W.
                           Thornhill, Ontario Canada
                                    L3T 7V8
                                (905) 889-5400

   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                                  ----------

                     2000 NON STATUTORY STOCK OPTION PLAN
                        1997 EMPLOYEE STOCK OPTION PLAN
                           (Full title of the Plans)

                                  ----------

                                 Amnon Fisher
                         Genesis Microchip Corporation
                               2150 Gold Street
                               Alviso, CA 95002
                                (408) 544-9620
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  ----------

                                  Copies to:
                            JEFFREY D. SAPER, ESQ.
                              ANJANI RAGADE, ESQ.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                         Palo Alto, California  94304
                                (650) 493-9300

                                   ---------

                                                    CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                    Amount     Proposed Maximum   Proposed Maximum    Amount of
     Title of Each Class of Securities to           to be       Offering Price   Aggregate Offering  Registration
                 be Registered                    Registered      Per Share            Price             Fee
------------------------------------------------------------------------------------------------------------------------
Common Shares, no par value approved for
 issuance under:
------------------------------------------------------------------------------------------------------------------------
2000 Non Statutory Stock Option Plan (1).......     1,500,000      $16.90625       $25,359,375.00     $  6,694.88
------------------------------------------------------------------------------------------------------------------------
1997 Employee Stock Option Plan                       670,676      $16.90625       $11,338,616.13     $  2,993.39
========================================================================================================================
Totals                                           2,170,676.00                                         $  9,688.27
========================================================================================================================

(1) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low price as reported on the Nasdaq National Market on July 28, 2000.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
------    ---------------------------------------

     Genesis Microchip Corporation ("Genesis") hereby incorporates by reference in this registration statement the following documents:

     (a) The Registrant's annual report on Form 10-K (File No. 000- 29592), filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") with the Securities and Exchange Commission on June 29, 2000;

     (b) All other reports, if any, filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year ended March 31, 2000;

     (c) The description of the Registrant's Common Shares to be offered hereby is contained in the Registrant's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on April 23, 1999 (File No. 333-76937), including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by Genesis pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.
------    -------------------------

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.
------    --------------------------------------

     Not applicable.

Item 6.   Indemnification of Directors and Officers.
------    -----------------------------------------

     Pursuant to Rule 411(b) of the Securities Act of 1933, as amended, we hereby incorporate by reference Part II Item 20 of the Registrant's Registration Statement on Form S-4, including any amendments thereto (File No. 333-76937), filed with the Securities and Exchange Commission on April 23, 1999.

Item 7.   Exemption From Registration Claimed.
------    -----------------------------------

     Not applicable.

ITEM 8. EXHIBITS.

          4.1* Memorandum and Articles of Association of Genesis Microchip Incorporated

          4.2   The 2000 Non Statutory Stock Option Plan, as amended

          4.3** The 1997 Employee Stock Option Plan, as amended on October 27,
                1998

          5.1   Opinion of Stewart McKelvey Stirling Scales

          23.1  Consent of KPMG LLP

          23.2  Consent of Counsel (contained in Exhibit 5.1 hereto)

          24.1  Power of Attorney (see page II-3).

     * Incorporated herein by reference to the Company's Registration Statement on Form S-4 (File No. 333-76937) filed with the Commission on April 23, 1999.

     ** Incorporated herein by reference to the Company's Registration Statement on Form S-8 (File No. 333-70469) filed with the Commission on January 12, 1999.


ITEM 9.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Thornhill, Ontario, Canada, on this 28th day of July, 2000.


                                       GENESIS MICROCHIP INCORPORATED

                                   By: /s/ Eric Erdman
                                       ___________________________________
                                       I. Eric Erdman
                                       Chief Financial Officer and Secretary

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Amnon Fisher and I. Eric Erdman, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

          SIGNATURE                                   TITLE                             DATE
---------------------------------------------------------------------------------------------------
/s/ Paul Russo
____________________________               Chairman                                 August 2, 2000
    Paul Russo

/s/ Amnon Fisher
____________________________               Chief Executive Officer and              August 2, 2000
    Amnon Fisher                           authorized U.S. Representative

/s/ Eric Erdman
____________________________               Chief Financial Officer, Chief           August 2, 2000
    I. Eric Erdman                         Accounting Officer and Secretary

/s/ James E. Donegan
____________________________               Director                                 August 2, 2000
    James E. Donegan

/s/ George A. Duguay
____________________________               Director                                 August 2, 2000
    George A. Duguay

/s/ Lawrence G. Finch
____________________________               Director                                 August 2, 2000
    Lawrence G. Finch

/s/ Alexander S. Lushtak
____________________________
    Alexander S. Lushtak                   Director                                 August 2, 2000

                               INDEX TO EXHIBITS


  Exhibit Number                  Exhibit Document
------------------  ------------------------------------------------------------
        4.1* Memorandum and Articles of Association of Genesis Microchip Incorporated

        4.2         The 2000 Non Statutory Stock Option Plan, as amended

        4.3**       The 1997 Employee Stock Option Plan, as amended on October
                    27, 1998

        5.1         Opinion of Stewart McKelvey Stirling Scales

       23.1         Consent of KPMG LLP

       23.2         Consent of Counsel (contained in Exhibit 5.1 hereto)

       24.1         Power of Attorney (see page II-3).

       * Incorporated herein by reference to the Company's Registration Statement on Form S-4 (File No. 333-76937) filed with the Commission on April 23, 1999.

       **      Incorporated herein by reference to the Company's Registration
Statement on Form S-8 (File No. 333-70469) filed with the Commission on January 12, 1999.